Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Sidus Space, Inc.

We consent to the inclusion by reference in the Registration Statement on Form S-8 (File No. 333-263227), Form S-1 (File No. 333-270850) and (File No. 333-276288) and Form S-3 (File No. 333-273430) of Sidus Space, Inc. (the “Company”) of our report dated October 11, 2024 relating to the financial statements which appears in this Annual Report on Form 10-K/A for the year ended December 31, 2023.

Frucci & Associates II, PLLC

October 11, 2024